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                                 Subsidiaries


                                                       State of Incorportation
                                                       -----------------------


Kaleidoscope Entertainment, Inc.                            New York


Kaleidoscope Holding, Inc.                                  New York

HSPSMM Inc.                                                 Delaware

SeaGull Entertainment Inc.                                  Delaware

People & Properties Inc.                                    New York

Hollywood Connection LLC                                    Delaware